Exhibit 99.B(a)(iii)

AMENDED AND RESTATED
SCHEDULE A
DATED SEPTEMBER 22, 2015
TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF
FUNDVANTAGE TRUST

SCHEDULE OF PORTFOLIOS AND CLASSES

Portfolio	Classes	Series Creation Date
1. Insight High Yield Fund(1)	Class A/Class C/Institutional(2)	January 22, 2007
2. Insight Multi-Sector Inflation Protection Fund(1)	Class A/Class C/Institutional(2)	January 22, 2007
3. Insight Investment Grade Bond Fund(1)	Class A/Class C/Institutional(2)	January 22, 2007
4. Insight Municipal Bond Inflation Protection Fund(1)	Class A/Class C/Institutional(2)	January 22, 2007
5. Lateef Fund	Class A/Class C/Class I	August 2, 2007
6. WHV International Equity Fund	Class A/Class C(3)/Class I	September 19, 2008
7. Pemberwick Fund		June 12, 2009
8. Private Capital Management Value Fund	Class A/Class C/Class I/Class R	December 11, 2009
9. Pacific Capital Tax-Free Securities Fund	Class Y	February 9, 2010
10. Pacific Capital Tax-Free Short Intermediate Securities Fund	Class Y	February 9, 2010
11. Estabrook Value Fund	Class A/Class C/Class I/Class R	March 26, 2010
12. Estabrook Investment Grade Fixed Income Fund	Class A/Class C/Class I/Class R	March 26, 2010
13. Polen Growth Fund	Class A(4)/Class C(4)/Investor Class(5),(6)/Institutional Class	March 26, 2010

(1)  From January 22, 2007 to June 10, 2010, the Cutwater High Yield Fund, the Cutwater Multi-Sector Inflation Protection Fund, the Cutwater Investment Grade Bond Fund, and the Cutwater Municipal Bond Inflation Protection were known as the MBIA High Yield Fund, the MBIA Multi-Sector Inflation Protection Fund, the MBIA Core Plus Fixed Income Fund, and the MBIA Municipal Bond Inflation Protection Fund, respectively. From June 11, 2010 to September 1, 2015, the Insight High Yield Fund, the Insight Multi-Sector Inflation Protection Fund, the Insight Investment Grade Bond Fund, and the Insight Municipal Bond Inflation Protection were known as the Cutwater High Yield Fund, the Cutwater Multi-Sector Inflation Protection Fund, the Cutwater Investment Grade Bond Fund, and the Cutwater Municipal Bond Inflation Protection, respectively.

(2)  On June 11, 2010, Class A Shares and Class C were added and Retail Class was terminated.

(3)  On June 20, 2013, Class C Shares were added.

(4)  On December 18, 2013, Class A Shares and Class C were added.

(5)  On June 11, 2010, Investor Class Shares were added.

(6)  Prior to September 1, 2015, Investor Class Shares were known as Retail Class Shares.

Portfolio	Classes	Series Creation Date
14. DuPont Capital Emerging Markets Fund	Class I(7)	June 11, 2010
15. DuPont Capital Emerging Markets Debt Fund	Class I(7)	June 23, 2011
16. EIC Value Fund	Class A/Class C/Institutional Class/Retail Class(8)	December 15, 2010
17. Gotham Absolute Return Fund	Institutional Class	August 24, 2012
18. Gotham Enhanced Return Fund	Institutional Class	March 21, 2013
19. Gotham Neutral Fund	Institutional Class	June 3, 2013
20. Quality Dividend Fund	Class A/Class C/Institutional Class(9)	June 3, 2013
21. WHV/Seizert Small Cap Value Equity Fund	Class A/Class C/Class I	June 3, 2013
22. Bradesco Latin American Equity Fund	Class A/Class C/Institutional Class/Retail Class	August 21, 2013
23. Bradesco Latin American Hard Currency Bond Fund(10)	Class A/Class C/Institutional Class/Retail Class	August 21, 2013
24. Sirios Focus Fund	Class A/Class C/Institutional Class/Retail Class	August 21, 2013
25. Mount Lucas U.S. Focused Equity Fund	Class I/Class II	September 24, 2013
26. Pacific Capital U.S. Government Money Market Fund(11)		September 24, 2013
27. SkyBridge Dividend Value Fund	Class A /Class C / Class I	December 18, 2013
28. WHV/EAM International Small Cap Equity Fund	Class A/Class C(12)/Class I	March 21, 2014
29. WHV/EAM Emerging Markets Small Cap Equity Fund	Class A/Class C(12)/Class I	March 21, 2014
30. Polen Global Growth Fund (13)	Class A/Class C/Institutional Class/Investor Class(6)	March 21, 2014
31. Gotham Absolute 500 Fund	Institutional Class	May 13, 2014
32. WHV/Acuity Tactical Credit	Class A/Class C/Class I	September 23, 2014

(7)  On August 21, 2013, Class A Shares, Class C Shares and Class D Shares were terminated.

(8)  On March 24, 2011, Class C and Retail Class were added.

(9)  On June 20, 2013, Institutional Class Shares were added.

(10)  Prior to May 1, 2014, the Bradesco Latin American Hard Currency Bond Fund was known as the “Bradesco Brazilian Hard Currency Bond Fund.”

(11)  Prior to March 21, 2014, the Pacific Capital U.S. Government Money Market Fund was known as the “BOH Government Money Market Fund.”

(12)  On May 27, 2015, Class C Shares were added.

(13)  Prior to September 23, 2014, Polen Capital Global Growth Fund was known as the “Polen Global Growth Fund.”

Portfolio	Classes	Series Creation Date
Long/Short Fund
33. Gotham Enhanced 500 Fund	Institutional Class	September 23, 2014
34. Gotham Total Return Fund	Institutional Class	December 17, 2014
35. Gotham Index Plus Fund(14)	Institutional Class	January 8, 2015
36. Rivington Diversified International Equity Fund by WHV(15)	Class A/Class C/Class I	March 25, 2015
37. Rivington Diversified Global Equity Fund by WHV(15)	Class A/Class C/Class I	March 25, 2015
38. Gotham Institutional Value Fund(16)	Institutional Class	September 17, 2015

(14)  Prior to March 25, 2015, Gotham Index Plus Fund was known as the “Gotham Index 500 Plus Fund.”

(15)  Prior to June 24, 2015, Rivington Diversified International Equity Fund by WHV was known as the “WHV Diversified International Equity Fund by Rivington” and the Rivington Diversified Global Equity Fund by WHV was known as the “WHV Diversified Global Equity Fund by Rivington.”

(16)  Prior to September 22, 2015, Gotham Institutional Value Fund was known as the “Gotham Large Value Fund.”